UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 24, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01        Other Events.

On February 24, 2017 and February 27, 2017, pursuant to the Amended and Restated Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), the following executives of Mattel each entered into separate individual Rule 10b5-1(c) trading plans (individually, a “Plan” and collectively, the “Plans”) with a broker to sell shares of Mattel stock to be acquired upon the exercise of employee stock options (the “Options”). The Options have a 10-year term and will expire in 2017 or 2018. The first sales under the Plans will not take place until at least 30 days after the date each executive adopted his Plan.

Name of Executive	Title	Number of Shares in Plan	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date

Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	28,125 1,000	08/01/2017 08/01/2018	02/24/2017	09/29/2017

Kevin M. Farr	Chief Financial Officer	46,875	08/01/2017	02/27/2017	08/01/2017

The transactions under each Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Each Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not aware of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options and the sale of shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	MATTEL, INC.

	By:	/s/ Robert Normile
		Name:	Robert Normile

		Title:	Executive Vice President, Chief Legal Officer and Secretary